UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Enterprise Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ENTERPRISE BANCORP, INC.

222 MERRIMACK STREET

LOWELL, MASSACHUSETTS 01852

TELEPHONE: (978) 459-9000

March 24, 2005

Dear Stockholder:

                You are cordially invited to attend the 2005 Annual Meeting of stockholders (the “Annual Meeting”) of

Enterprise Bancorp, Inc. (the “Company”), the parent holding company of Enterprise Bank and Trust Company, to be held on Tuesday, May 3, 2005, at 4:00 p.m. local time, at the American Textile Museum, 491 Dutton Street, Lowell, Massachusetts.

                The Annual Meeting has been called for the following purposes:

1.                                       To elect six Directors of the Company, each for a three-year term;

2.                                       To ratify the Audit Committee’s appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005; and

3.                                       To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

                The accompanying proxy statement of the Company provides information concerning the matters to be voted on at the Annual Meeting. Also enclosed is the Company’s 2004 annual report to stockholders, which contains additional information and results for the year ended December 31, 2004, including the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission.

                It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are requested to complete, date, sign and return the enclosed proxy card in the enclosed postage paid envelope.

                Thank you in advance for returning your proxy. We appreciate your continuing support of the Company.

Sincerely,

George L. Duncan
Chairman of the Board
and Chief Executive Officer

ENTERPRISE BANCORP, INC.

222 MERRIMACK STREET

LOWELL, MASSACHUSETTS 01852

TELEPHONE: (978) 459-9000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 4:00 p.m. on Tuesday, May 3, 2005

                NOTICE IS HEREBY GIVEN that the Annual Meeting of stockholders (the “Annual Meeting”) of Enterprise Bancorp, Inc. (the “Company”) will be held at the American Textile Museum, 491 Dutton Street, Lowell, Massachusetts at 4:00 p.m. local time on Tuesday, May 3, 2005 for the following purposes:

1.                                       To elect six Directors of the Company, each to serve for a three-year term (Proposal One);

2.                                       To ratify the Audit Committee’s appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005 (Proposal Two); and

3.                                       To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

                The Board of Directors has fixed the close of business on March 15, 2005 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of the Company’s common stock of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

                In the event there are not sufficient votes to approve any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company.

By Order of the Board of Directors

Michael A. Spinelli
Clerk

222 Merrimack Street

Lowell, Massachusetts 01852

March 24, 2005

EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING AND DESIRE TO WITHDRAW YOUR PROXY AND VOTE IN PERSON, YOU MAY DO SO.

PROXY STATEMENT

ENTERPRISE BANCORP, INC.

222 MERRIMACK STREET

LOWELL, MASSACHUSETTS 01852

Telephone: (978) 459-9000

ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Tuesday, May 3, 2005

General

                This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Enterprise Bancorp, Inc. (the “Company”), the parent holding company of Enterprise Bank and Trust Company (the “Bank”), for the 2005 Annual Meeting of stockholders of the Company (the “Annual Meeting”), to be held on Tuesday, May 3, 2005 at 4:00 p.m. local time, at the American Textile Museum, 491 Dutton Street, Lowell, Massachusetts and at any adjournments or postponements thereof. This Proxy Statement, the accompanying Notice of Annual Meeting and the accompanying proxy card are first being mailed to stockholders on or about March 24, 2005.

                The Annual Meeting has been called for the following purposes: (1) to elect six Directors of the Company, each to serve for a three-year term; (2) to ratify the Audit Committee’s appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005; and (3) to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

                The Company is a Massachusetts corporation and a registered bank holding company. All of the Company’s material business activities are conducted through the Bank.

Record Date

                The Board of Directors has fixed the close of business on March 15, 2005 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof (the “Record Date”). Only holders of record of the Company’s common stock (the “Common Stock”) at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. At the close of business on the Record Date, there were 3,691,410 shares of the Common Stock issued and outstanding and entitled to vote at the Annual Meeting and any adjournments or postponements thereof. As of such date there were approximately 772 holders of record of the Common Stock. The holders of shares of the Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record upon each matter properly submitted to the Annual Meeting or any adjournments or postponements thereof.

Proxies

                Holders of the Common Stock are requested to complete, date, sign and promptly return the accompanying proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If the enclosed form of proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, the shares represented thereby will, unless such proxy has previously been revoked, be voted in accordance with the instructions marked thereon. Properly executed proxies with no instructions indicated thereon will be voted as follows: (1) FOR the election of Kenneth S. Ansin, John R. Clementi, Carole A. Cowan, Eric W. Hanson, Arnold S. Lerner and Richard W. Main, the six nominees of the Board of Directors, as Directors of the Company; (2) FOR the ratification of the Audit Committee’s appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005;

and (3) in such manner as management’s proxy-holders shall decide on such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

                The presence of a stockholder at the Annual Meeting will not automatically revoke a stockholder’s proxy. A stockholder may, however, revoke a proxy at any time prior to the voting thereof on any matter (without, however, affecting any vote taken prior to such revocation) by filing with the Clerk of the Company a written notice of revocation, or by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. All written notices of revocation and other communications with respect to revocation of proxies in connection with the Annual Meeting should be addressed as follows: Enterprise Bancorp, Inc., 222 Merrimack Street, Lowell, Massachusetts 01852, Attention: Michael A. Spinelli, Clerk.

                It is not anticipated that any matters other than those set forth in the foregoing proposals (1) and (2) contained in this Proxy Statement will be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters in their discretion in accordance with their best judgment.

                In addition to use of the mails, proxies may be solicited personally or by telephone or fax by officers, Directors and employees of the Company, none of whom will be specially compensated for such solicitation activities. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred in that connection. The cost of soliciting proxies will be borne by the Company.

Quorum; Vote Required

                The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of the Common Stock is necessary to constitute a quorum at the Annual Meeting for the transaction of business. Abstentions and “broker non-votes” (as defined below) will be counted as present for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. A quorum being present, the affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of Directors of the Company (Proposal One). Neither abstentions nor broker non-votes will be counted as “votes cast” for purposes of electing Directors of the Company and, therefore, they will not affect the election of Directors of the Company. The approval of the proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005 (Proposal Two) requires the affirmative vote of a majority of the shares present and voting, in person or by proxy, at the Annual Meeting. Neither abstentions nor broker non-votes will be included among the shares that are considered to be present and voting on this proposal and, therefore, they will have no effect on the voting for this proposal.

                A “broker non-vote” is a proxy from a broker or other nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote the shares which are the subject of the proxy on a particular matter with respect to which the broker or other nominee does not have discretionary voting power.

                The Directors and executive officers of the Company have indicated that they intend to vote all shares of the Common Stock that they are entitled to vote in favor of each of proposals (1) and (2) presented herein. On the Record Date, the Directors and executive officers of the Company in the aggregate had the right to vote 1,257,541 shares of the Common Stock representing approximately 34.07% of the outstanding shares of the Common Stock as of such date.

PROPOSAL ONE

ELECTION OF CLASS OF DIRECTORS

                The Company’s By-Laws provide that the number of Directors shall be set by a majority vote of the entire Board of Directors. The number of Directors for the Company has been accordingly set at 18. Under the Company’s Articles of Organization and By-Laws, this number shall be divided into three classes, as nearly equal in number as possible, with the Directors in each class serving a term of three years and until their respective successors are duly elected and qualified, or until his or her earlier resignation, death or removal. As the term of one class expires, a successor class is elected at the annual meeting of stockholders for that year.

                At the Annual Meeting, there are six Directors to be elected to serve until the 2008 annual meeting of stockholders and until their respective successors are duly elected and qualified, or until his or her earlier resignation, death or removal. The Board of Directors has nominated, upon the recommendation of the Board’s Corporate Governance/Nominating Committee, each of Kenneth S. Ansin, John R. Clementi, Carole A. Cowan, Eric W. Hanson, Arnold S. Lerner and Richard W. Main, for election as a Director for a three-year term.

                Unless authority to do so has been withheld or limited in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as a Director of each of the nominees named above. The Board of Directors believes that all of the nominees will stand for election and will serve as a Director if elected. However, if any person nominated by the Board of Directors fails to stand for election or is unable or refuses to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

Recommendation of Directors

                The Board of Directors recommends that the stockholders vote FOR the election of Kenneth S. Ansin, John R. Clementi, Carole A. Cowan, Eric W. Hanson, Arnold S. Lerner and Richard W. Main, the six nominees proposed by the Board of Directors, as Directors of the Company to serve until the 2008 annual meeting of stockholders and until their successors are duly elected and qualified.

Information Regarding Directors and Nominees

                The following table sets forth certain information for each of the six nominees for election as Directors at the Annual Meeting and for those continuing Directors whose terms expire at the annual meetings of the Company’s stockholders in 2006 and 2007. Each individual has been engaged in his or her principal occupation for at least five years, except as otherwise indicated.

Nominees

(Term to Expire in 2008)

Name, Age and Principal Occupation	Director Since (1)

Kenneth S. Ansin (40) Since January 2002, President of Norwood Fine Cabinetry; from November 1998 through February 2002, Business Development Officer of the Bank; through August 2000, President and Chief Executive Officer of Ansewn Shoe Company	1994

John R. Clementi (55) President, Plastican, Inc. and Holiday Housewares, Inc.	1998

Carole A. Cowan (62) President, Middlesex Community College	1999

Eric W. Hanson (61) Chairman and President, D.J. Reardon Company, Inc.	1991

Arnold S. Lerner (75) Vice Chairman of the Company and the Bank; Director, Courier Corporation; prior to July 2003, Clerk of the Company and the Bank; through April 2000, partner in several radio stations	1988

Richard W. Main (57) Since January 2005, President of the Company and President and Chief Lending Officer of the Bank; from January 1, 2003 through December 31, 2004, President, Chief Operating Officer and Chief Lending Officer of the Bank; prior to January 1, 2003, President of the Company since its inception and President, Chief Operating Officer and Chief Lending Officer of the Bank	1989

Continuing Directors

(Term to Expire in 2006)

Gerald G. Bousquet, M.D. (72) Physician; director and partner in several health care entities	1988

Kathleen M. Bradley (80) Retired; former owner, Westford Sports Center, Inc.	1988

James F. Conway, III (52) Chairman, Chief Executive Officer and President of Courier Corporation	1989

Lucy A. Flynn (51) Since March 2002, Marketing and Communications Executive, Raytheon Company; From April 2000 to April 2001, Executive Vice President, Marketing, ADS Financial Service Solutions; prior thereto, Senior Vice President, Wang Global	1997

John P. Clancy, Jr. (47) Since January 2005, Executive Vice President and Chief Operating Officer of the Company and Executive Vice President, Chief Operating Officer and Chief Investment Officer of the Bank; from January 1, 2003 through December 31, 2004, President and Treasurer of the Company and Executive Vice President, Treasurer and Chief Investment Officer of the Bank; prior to January 1, 2003, Treasurer of the Company since its inception and Executive Vice President, Treasurer and Chief Investment Officer of the Bank (prior to May 2003, also Chief Financial Officer of the Bank)	2003

Nickolas Stavropoulos (47)

Since June 2004, President, KeySpan Energy Delivery, and Executive Vice President, KeySpan Corporation; from April 2002 through May 2004, Executive Vice President, KeySpan Corporation and President, KeySpan Energy New England; from November 2001 through March 2002, Senior Vice President of Sales and Marketing, KeySpan Energy Delivery New England; from October 1999 through October 2001, Senior Vice President of Marketing and Gas Resources for Boston, Colonial and Essex Gas Companies; prior thereto, Executive Vice President of Finance and Marketing and Chief Financial Officer, Colonial Gas Company

2002

(Term to Expire in 2007)

Walter L. Armstrong (68) Retired in August 2000 as Executive Vice President of the Bank	1989

Nancy L. Donahue (74) Chair of the Board of Trustees, Merrimack Repertory Theatre	1988

George L. Duncan (64) Chairman and Chief Executive Officer of the Company and the Bank since their inception	1988

John P. Harrington (62) Energy Consultant for Tennessee Gas Pipeline Company	1989

Charles P. Sarantos (79) Through August 2004, owner and Chairman of C&I Electrical Supply Co.; since July 2003, Assistant Clerk of the Company and the Bank	1991

Michael A. Spinelli (72) Owner, Merrimac Travel Service Inc., Chairman Emeritus of Vacation.com and International Consultant — Tourism of Mike Spinelli International; former owner of Action Six Travel Network; since July 2003, Clerk of the Company and the Bank; prior to July 2003, Assistant Clerk of the Company and the Bank	1988

(1)          All of the Directors are also Directors of the Bank. The years listed in the foregoing tables are the respective years in which each named individual first became a Director of the Company and the Bank.

Meetings of Board of Directors and Committees of Enterprise Bancorp, Inc.

                There were eight meetings of the Company’s (i.e., Enterprise Bancorp, Inc.) Board of Directors during the calendar year ended December 31, 2004. During such period, each Director attended more than 75% in the aggregate of the total number of meetings of the Board of Directors and of each of the committees of the Board of Directors on which he or she served.

                The Company’s (i.e., Enterprise Bancorp, Inc.) Board of Directors maintains five standing committees, an executive committee, an audit committee, an asset liability committee, a compensation/personnel committee, and a corporate governance/nominating committee. The executive committee, composed of Messrs. Clementi, Conway, Duncan, Hanson, Lerner and Main (chair of the committee) and Ms. Cowan, together with two to three additional members chosen to serve on a three-month rotating basis from among the remaining members of the Board of Directors, is authorized to manage and transact the business of the Company. The executive committee did not meet in 2004. The audit committee, composed of Ms. Bradley, Ms. Cowan, Ms. Flynn, Mr. Harrington and Mr. Stavropoulos (chair of the committee), is directly responsible for the appointment, compensation and oversight of the work of the Company’s independent registered public accounting firm. Among other responsibilities, the audit committee also oversees and reviews all internal audit examinations and reports of the Company, and reviews all audit reports of the Company prepared by the Company’s independent registered public accounting firm and all reports of examination of the Company prepared by regulatory authorities. The audit committee met eight times in 2004, including five times with the Company’s independent registered public accounting firm, KPMG LLP. The asset liability committee, composed of Messrs. Ansin (chair of the committee), Clancy, Clementi, Conway, Duncan, Harrington, Lerner, Main and Spinelli, together with two to three additional members chosen to serve on a three-month rotating basis from among the remaining members of the Board of Directors, is responsible for Board oversight of the Company’s interest rate risk, capital adequacy and liquidity. Through the Company’s asset-liability and investment policies, the committee monitors, evaluates and controls interest rate risk, as a whole, within certain tolerance levels while ensuring adequate liquidity and adequate capital. The asset liability committee met eight times in 2004. The compensation/personnel committee, composed of Messrs. Clementi, Conway (chair of the committee), Hanson and Lerner, and Ms. Cowan, is responsible for establishing the Company’s executive compensation standards and overseeing the administration of the Company’s compensation and benefits programs, including its equity compensation programs. The compensation/personnel committee met nine times in 2004. The corporate governance/nominating committee, composed of Ms. Flynn and Messrs. Clementi, Conway, Harrington, Lerner (chair of the committee) and Stavropoulos, is responsible for developing and recommending to the Board the corporate governance principles applicable to the overall governance of the Company. The corporate governance/nominating committee’s specific responsibilities include developing and recommending to the Board independence standards for Board members, evaluating the performance of the Board and its various committees, recommending to the Board the appointment of individual directors to the Board’s various committees, recommending to the Board the director nominees for election at the Company’s annual meeting of shareholders, developing and recommending criteria for the selection of new directors and reviewing and making recommendations on shareholder proposals. The corporate governance/nominating committee met three times in 2004.

Meetings of Board of Directors and Committees of Enterprise Bank

                The Bank’s (i.e., Enterprise Bank and Trust Company) Board of Directors, which met eight times during the year ended December 31, 2004, has an executive committee, audit committee, compensation/personnel committee, asset liability committee, marketing and business development committee, banking technology committee, investment management and trust group committee, loan committee, and corporate governance/nominating committee.

                Executive Committee. The executive committee is authorized to manage and transact the business of the Bank. In addition, loans over certain amounts must be approved by at least two independent members of the executive committee. The current members of the committee are Ms. Cowan and Messrs. Clementi, Conway, Duncan, Hanson, Lerner and Main (chair of the committee). Two to three additional members are chosen to serve on a three-month rotating basis from among the remaining members of the Board of Directors. The committee held nine meetings in 2004.

                Audit Committee. The audit committee oversees and reviews all internal audit examinations and reports of the Bank and reviews all reports of examination of the Bank prepared by bank regulatory authorities. The current members of the committee are Ms. Bradley, Ms. Cowan, Ms. Flynn, Mr. Harrington and Mr. Stavropoulos (chair of the committee). The committee held eight meetings in 2004, including five meetings with KPMG LLP, the Company’s independent registered public accounting firm.

                Compensation/Personnel Committee. The compensation/personnel committee is responsible for overseeing the administration of the employee benefit and compensation programs of the Bank. Ms. Cowan and Messrs. Clementi, Conway (chair of the committee), Hanson and Lerner serve on the committee. The committee held nine meetings in 2004.

                Asset Liability Committee. The asset liability committee is responsible for Board oversight of the Bank’s interest rate risk, capital adequacy and liquidity. Through the Bank’s asset-liability and investment policies, the committee monitors, evaluates and controls interest rate risk, as a whole, within certain tolerance levels while ensuring adequate liquidity and adequate capital. Messrs. Ansin (chair of the committee), Clancy, Clementi, Conway, Duncan, Harrington, Lerner, Main and Spinelli serve on the committee. Two to three additional members are chosen to serve on a three-month rotating basis from among the remaining members of the Bank’s Board of Directors. The committee held eight meetings in 2004.

                Marketing and Business Development Committee. The marketing and business development committee reviews the Bank’s marketing activities and business development activities. The current members of the committee are Ms. Bradley, Ms. Donahue (chair of the committee), and Messrs. Ansin, Armstrong, Bousquet, Clancy, Duncan, Harrington, Main, Sarantos and Spinelli. The committee held two meetings in 2004.

                Banking Technology Committee. The banking technology committee is responsible for overseeing the administration of the Bank’s data processing function. The current members of the committee are Ms. Cowan (chair of the committee), Ms. Donahue, Ms. Flynn and Messrs. Armstrong, Clancy and Sarantos. The committee held three meetings in 2004.

                Investment Management and Trust Group Committee. The investment management and trust group committee is responsible for overseeing the Bank’s trust and investment management activities, including administering trust policy and reviewing trust accounts. Ms. Donahue and Messrs. Bousquet, Clancy, Clementi (chair of the committee), Duncan, Lerner, Main and Spinelli serve on the committee. Two to three additional members are chosen to serve on a three-month rotating basis from among the remaining members of the Bank’s Board of Directors. The committee held nine meetings in 2004.

                Loan Committee. The Loan Committee reviews and discusses loans being proposed for charge-off, as well as Watch Asset and other problem loans. The Committee additionally reviews and discusses various reports on the commercial loan portfolio and certain larger commercial relationships, with a particular focus on larger construction lending relationships. The current members of the committee are Ms. Bradley, Ms. Cowan, Ms. Donahue and Messrs. Ansin, Armstrong, Bousquet, Clancy, Hanson (chair of the committee), Harrington, Main and Sarantos. The committee held six meetings in 2004.

                Corporate Governance/Nominating Committee. The corporate governance/nominating committee is responsible for developing and recommending to the Board the corporate governance principles applicable to the overall governance of the Bank. The current members of the committee are Ms. Flynn and Messrs. Clementi, Conway, Harrington, Lerner (chair of the committee) and Stavropoulos. The committee met three times in 2004.

Information Regarding Executive Officers and Other Significant Employees

                Set forth below is certain information regarding the executive officers of the Company (including the Bank), other than those executive officers who are also Directors of the Company and for whom such information has been provided above. Each individual named below has held his or her position for at least five years, except as otherwise indicated.

Name	Age	Position

Robert R. Gilman	59	Executive Vice President, Administration, and Commercial Lender of the Bank

Stephen J. Irish	50

Executive Vice President and Chief Information Officer of the Bank; prior to January 1, 2005, also Chief Operations Officer of the Bank; prior to January 1, 2000, Senior Vice President and Chief Information and Chief Operations Officer of the Bank

James A. Marcotte	47

Executive Vice President, Chief Financial Officer and Treasurer of the Company and the Bank; prior to January 1, 2005, Senior Vice President and Chief Financial Officer of the Company and the Bank; prior to May 2003, Senior Vice President and Chief Financial Officer of the DeWolfe Companies, Inc.

Executive Compensation

                Summary Compensation Table. The following table sets forth the compensation paid by the Company (through the Bank) for services rendered in all capacities during the year ended December 31, 2004, to the chief executive officer and each of the four most highly compensated executive officers of the Bank (the “Named Executive Officers”). The Company does not employ any persons, other than through the Bank.

Summary Compensation Table

					Long-Term
		Annual			Compensation
		Compensation			Awards
					Securities
		Salary	Bonus		Underlying	All Other
Name and Principal Position	Year (1)	($)	($)		Options(#)	Compensation

George L. Duncan	2004	$211,742	$77,039	(2)	14,000	$387,649	(3)(4)
Chairman and Chief Executive	2003	$203,900	$70,223		—	$210,600	(3)(4)
Officer of the	2002	$203,900	$179,738		14,000	$172,821	(3)(4)
Company and the Bank

Richard W. Main	2004	$168,238	$27,143	(2)	7,000	$84,994	(3)(4)
President of the Company and	2003	$161,600	$54,443		—	$77,913	(3)(4)
the Bank and Chief Lending	2002	$161,600	$140,043		7,000	$76,445	(3)(4)
Officer of the Bank

Robert R. Gilman	2004	$155,654	$9,529	(2)	4,000	$77,923	(3)(4)
Executive Vice President,	2003	$145,935	$18,782		—	$28,142	(3)(4)
Administration, and	2002	$148,097	$49,346		4,000	$30,851	(3)(4)
Commercial Lender of the
Bank

John P. Clancy, Jr.	2004	$164,492	$—		6,500	$4,853	(3)
Executive Vice President and	2003	$158,400	$54,553		—	$9,000	(3)
Chief Operating Officer of the	2002	$158,400	$97,178		5,500	$8,250	(3)
Company and the Bank and
Chief Investment Officer of the Bank

James A. Marcotte (5)	2004	$160,962	$—		3,000	$4,298	(3)
Executive Vice President,	2003	$95,385	$17,684		—	$3,392	(3)
Treasurer and Chief Financial
Officer of the Company and the Bank

(1)	There was an additional pay period in 2004. Officers are paid bi-monthly and this resulted in 54 weeks of salary in 2004, as compared to 52 weeks in 2003 and 2002.

(2)

For each of Messrs. Duncan, Main and Gilman, the 2004 bonus does not reflect an incentive compensation payment, but rather was paid to the executive to offset personal tax liability incurred for the year ended December 31, 2003 in connection with the executive’s supplemental retirement plan.

(3)	Includes the matching contribution by the Bank to the Bank’s 401(k) plan for the named executive officer.

(4)

For each of Messrs. Duncan, Main, and Gilman, reflects the benefit attributable to the executive’s supplemental retirement plan, which equaled $381,532 in 2004, $200,100 in 2003, and $163,821 in 2002 for Mr. Duncan; $80,774 in 2004, $70,500 in 2003, and $69,039 in 2002 for Mr. Main; and $73,940 in 2004, $24,750 in 2003, and $24,086 in 2002 for Mr. Gilman.

(5)	Mr. Marcotte began employment with the Company on May 17, 2003.

Director Compensation

                The Company pays no separate compensation to the Directors for their service as members of the Company’s (i.e., Enterprise Bancorp, Inc.) Board of Directors. The Bank pays $350 to Directors for Board of Directors meetings, $350 to Directors for executive committee meetings, $350 to Directors for audit committee meetings, $250 to Directors for all other committee meetings, a $500 monthly retainer to all Directors and a $200 monthly retainer to executive committee members. The Bank also pays quarterly retainers of $1,250 to the chairpersons of the asset liability, investment management and trust group, and audit committees, $1,000 to the chairperson of the compensation/personnel committee, $750 to the chairperson of the loan committee, $625 to the chairperson of the corporate governance/nominating committee, $500 to the chairperson of the banking technology committee and $250 to the chairperson of the marketing and business development committee. Directors who are also full-time salaried officers of the Bank are not paid for attending Board of Directors or committee meetings and do not receive retainers of any kind for their services in any capacity as Directors.

                For the year 2004, Directors had the right to make an irrevocable election (by December 31, 2003) to receive shares of Common Stock in lieu of receiving an elected portion of cash fees. The number of shares issued to Directors pursuant to this election was based on a valuation analysis of the Common Stock as of January 2, 2004. Pursuant to the terms of the election, shares were not considered earned, and were not issued to a Director, until the Director had actually earned the cash fees in lieu of which the shares were to be issued. If a Director who had elected to receive shares of Common Stock in lieu of cash fees pursuant to this election had ceased to serve as a member of the Board of Directors for any reason prior to his or her having earned the fees in lieu of which shares were to be issued, the Director would have received a cash amount (and no shares) equal to the fees earned through the date on which he or she ceased to serve as a Director. For the year 2004, the Company issued a total of 5,933 shares of Common Stock to fourteen Directors at a per share issuance price of $30.68. This per share price reflects the value of the Common Stock at January 2, 2004, based on a valuation analysis performed by an outside financial advisor, which was used to determine the fair market value of the Common Stock in connection with employee stock options that were granted as of such date. For the year 2005, Directors have the same option to receive shares of Common Stock in lieu of cash fees at a per share issuance price of $32.85, which reflects the value of the Common Stock at January 3, 2005, based on a replication by management of a valuation analysis that has been performed in June of each year by an outside financial advisor, which has been used to determine the fair market value of the Common Stock in connection with the Company’s administration of its dividend reinvestment plan.

                The Company believes that giving Directors the option to receive stock in lieu of cash fees further aligns Directors’ interests with those of the Company’s shareholders.

Agreements with Named Executive Officers

                The Company and the Bank are parties to employment agreements with Messrs. Duncan, Main and Clancy and are parties to a change in control/noncompetition agreement with Mr. Gilman. The term of Mr. Duncan’s agreement is a “rolling” three years, subject to earlier termination as described below. Under the agreement, Mr. Duncan serves as chairman and chief executive officer for both the Company and the Bank and he is entitled to a minimum base salary of $203,900, plus an annual bonus as determined by the Board of Directors as well as all other benefits that the Company may provide at any time to its officers and employees. The Company may terminate Mr. Duncan’s employment at any time and for any reason, whether or not for cause (as defined in the agreement). Likewise, Mr. Duncan may choose to terminate his employment at any time and for any reason. The amount of severance payments and benefits that may be due to Mr. Duncan following any termination of his employment depends upon whether the Company terminates his employment with or without cause or whether Mr. Duncan chooses to terminate his employment with or without good reason (as defined in the agreement) or whether any such termination occurs before or after the Company or the Bank undergoes a change in control (as defined in the agreement).

                Mr. Duncan may terminate his employment for “good reason” if any of the following events has occurred: Mr. Duncan is relieved of the office of either chairman or chief executive officer, for either the Company or the Bank, or Mr. Duncan’s functions, duties or responsibilities are otherwise reduced, in either case without his consent; the Company commits a material breach of the agreement or any successor to the Company fails to assume the Company’s obligations under the agreement; or the Company or the Bank undergoes a change in control.

                If the Company terminates Mr. Duncan’s employment for cause prior to a change in control, then Mr. Duncan would receive no severance payments or benefits. If the Company terminates Mr. Duncan’s employment without cause or Mr. Duncan chooses to terminate his employment for good reason, in either case prior to a change in control, then Mr. Duncan will receive an amount equal to his previous highest annual compensation (as defined in the agreement) for each of the next three years, plus continuing employee benefits at no increased expense for the next three years.

                If the Company, including any successor, terminates Mr. Duncan’s employment without cause or Mr. Duncan chooses to terminate his employment for any reason, in either case after a change in control, then Mr. Duncan will receive a lump sum payment equal to three times his previous highest annual compensation, plus continuing employee benefits at no increased expense for the next three years.

                If Mr. Duncan chooses to terminate his employment without good reason prior to a change in control, and subject to the provisions described below regarding termination as a result of death, disability or retirement, he will not receive any severance payments, although he will receive, as described further below, annual payments equal to 70% of his previous highest annual compensation for up to the next two years, during which time he will be subject to noncompete restrictions.

                Subject to the one-year “look back” described below, if Mr. Duncan dies before a change in control, his estate will receive six-months of base salary continuation and his spouse and any other minor dependents will continue to receive employee benefits in accordance with certain conditions specified in the agreement. If Mr. Duncan dies while the agreement is in effect after a change in control, his estate will receive the three-year lump sum payment described above.

                If Mr. Duncan becomes disabled at any time while the agreement is in effect, whether before or after a change in control, and he qualifies for long-term disability benefits, then he will receive on an annual basis up to 75% of his previous highest annual compensation for the remaining term of the agreement.

                Subject to the one-year “look back” described below, if Mr. Duncan chooses to retire at any time while the agreement is in effect he will not receive any severance payments, but will be entitled to receive continuing employee benefits for one year following the date of retirement.

                If the Company terminates Mr. Duncan’s employment without cause or Mr. Duncan chooses to terminate his employment for any reason, or his employment is otherwise terminated as a result of his death or retirement or during a period of long-term disability, and a change in control occurs within one year after any such termination, then Mr. Duncan (or his estate if he has died) will receive the three-year lump sum payment described above (taking into account any amounts that have been paid prior to the change in control).

                In lieu of the Company terminating Mr. Duncan’s employment without cause or Mr. Duncan choosing to terminate his employment for any reason, at any time while the agreement is in effect, whether before or after a change in control, the parties may agree to enter into a consulting arrangement for the remaining term of the agreement. During any such consulting period, Mr. Duncan will be paid on an annual basis 50% of his previous highest annual compensation and will continue to receive full benefits. Either the Company (including any successor) or Mr. Duncan may terminate this consulting arrangement at any time and for any reason. The amounts that may be due to Mr. Duncan following any termination of the consulting arrangement will be based upon whether the termination occurs before or after a change in control and whether the termination is by the Company for cause or without cause or by Mr. Duncan for good reason or without good reason.

                Mr. Duncan will be subject to noncompete restrictions for up to two years after the termination of his employment for any reason, including the termination of any consulting arrangement, if the termination occurs before a change in control. These noncompete restrictions do not apply following any termination of Mr. Duncan’s employment that occurs after a change in control. Any noncompete restrictions that may be in effect at the time of a change in control automatically expire upon such change in control.

                During the period of any noncompete restrictions under the agreement, Mr. Duncan will receive on an annual basis an amount equal to 70% of his previous highest annual compensation or 50% of his previous highest annual compensation if the noncompete period follows the termination of any consulting period; provided, however, that if the termination that precedes the noncompete period is either a termination by the Company without cause or a termination by Mr. Duncan for good reason, then Mr. Duncan will receive on an annual basis during the noncompete period the full 100% of his previous highest annual compensation that he is otherwise entitled to receive.

                The terms of both Mr. Main’s and Mr. Clancy’s agreements are substantially equivalent to those of Mr. Duncan’s agreement, except that (i) the term of Mr. Main’s and Mr. Clancy’s agreements are for a “rolling” two years; (ii) Mr. Main’s minimum annual base salary is $161,600 and Mr. Clancy’s minimum annual base salary is $158,400; (iii) the offices to be held by Mr. Main under the agreement are president of the Company and president and chief lending officer of the Bank and the offices to be held by Mr. Clancy under the agreement are executive vice president and chief operating officer of the Company and of the Bank; (iv) if Mr. Main’s or Mr. Clancy’s employment is terminated at any time prior to a change in control by the Company without cause or by Mr. Main or Mr. Clancy for good reason, then that executive shall be entitled to receive an amount equal to his previous highest annual compensation for each of the next two years; and (v) if Mr. Main’s or Mr. Clancy’s employment is terminated at any time after a change in control by the Company, or any successor, without cause or by Mr. Main or Mr. Clancy for any reason, then that executive shall be entitled to receive a cash lump sum payment equal to two times his previous highest annual compensation.

                Under the terms of the change in control/non-competition agreement among the Company, the Bank and Mr. Gilman, if the executive’s employment is terminated for any reason, whether at the initiative of the

Company or of the executive and whether or not for cause (as defined in the agreement), at any time prior to a change in control (as defined in the agreement), then the executive shall be prohibited from competing directly or indirectly with the Company for a period of one year following the date of such termination (and assuming that no change in control occurs at any time during such one-year period). During any such non-compete period, if the termination of the executive’s employment was initiated by the Company for any reason other than for cause, then the executive shall receive severance payments equal in the aggregate on an annualized basis to 75% of the sum of (i) his annual base salary as of the date of termination, (ii) the amount of any commission or other compensation not otherwise included in base salary or other bonus amounts paid to the executive with respect to the most recently completed fiscal year prior to the date of termination, and (iii) the amount of any annual incentive or other bonus paid to the executive with respect to the most recently completed fiscal year prior to the date of termination.

                If Mr. Gilman’s employment is terminated for any reason, whether at the initiative of the Company or of the executive and whether or not for cause, within two years after the date of a change in control, then the executive shall be entitled to receive severance payments over an 18-month period equal in the aggregate to 1.5 times his previous highest annual compensation (as defined in the agreement), together with certain other specified severance payments and benefits.

                If Mr. Gilman’s employment is terminated for any reason within one year prior to the date on which a change in control occurs, other than for cause, then the executive shall be entitled to receive all of the payments and benefits that he would have been entitled to receive if such termination had occurred within two years after the date of such change in control.

Option Grants in Last Fiscal Year

                The following table sets forth information concerning individual grants of stock options made during 2004 to each of the Named Executive Officers.

	Number of	Percentage of			Potential realizable value ($)
	Securities	Total options			at assumed annual rates
	Underlying	Granted to			of stock price appreciation
	options	Employees in	Exercise Price	Expiration	for option term (2)
	Granted (1)	2004	Per Share	Date	5%	10%

George L. Duncan	14,000	12.97%	$30.68	12/31/2010	$174,857	$407,492

Richard W. Main	7,000	6.49%	$30.68	12/31/2010	$87,428	$203,746

John P. Clancy, Jr.	6,500	6.02%	$30.68	12/31/2010	$81,183	$189,193

Robert R. Gilman	4,000	3.71%	$30.68	12/31/2010	$49,959	$116,426

James A. Marcotte	3,000	2.78%	$30.68	12/31/2010	$37,469	$87,319

(1)

One-fourth of the total number of shares of Common Stock subject to the options granted becomes exercisable on an annual basis on January 2nd of each year beginning in 2005 and ending in 2008, except for the options granted to Mr. Duncan, which were fully exercisable as of the original grant date of January 2, 2004.

(2)

The amounts shown as potential realizable values are based on arbitrarily assumed annualized rates of appreciation of five percent and ten percent of the Common Stock over the full seven year term of the options, in accordance with applicable Securities and Exchange Commission (“SEC”) regulations. No gain for the optionee is possible without an increase in the price of the Common Stock, which will benefit all of the Company’s shareholders proportionately. Actual gains on options exercised are dependent on the future performance of the Common Stock. There can be no assurance that the potential realizable values shown in this table will be achieved.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

                The following table shows each exercise of stock options by the Named Executive Officers during the year ended December 31, 2004 and the unexercised stock options held by such persons as of such date:

			Number of
			Securities
			Underlying	Value of
			Unexercised	Unexercised In-the-
			Options at Fiscal	Money Options at
	Shares Acquired		Year-End (#)	Fiscal Year-End ($)
	on		Exercisable/	Exercisable/
Name	Exercise (#)	Value Realized ($)(1)	Unexercisable	Unexercisable (1)

George L. Duncan	6,100	$150,121	70,500 / 3,500	$1,211,575 / $51,205

Richard W. Main	8,000	$157,360	14,750 / 8,750	$263,818 / $62,598

John P. Clancy, Jr.	5,500	$119,685	12,875 / 7,625	$241,384 / $50,811

Robert R. Gilman	4,000	$78,680	8,500 / 5,000	$151,505 / $35,770

James A. Marcotte	—	—	750 / 2,250	$1,628 / $ 4,883

                (1)           The value realized calculations in the third column from the left above are based upon the difference between the value of the Common Stock on the option exercise date and the per share exercise price of the options. The value on the exercise date was based on a replication by management of the annual valuation analysis that has been performed by an outside financial advisor for dividend reinvestment plan purposes, which is described further in the second paragraph under the heading “Director Compensation” at page eleven above. The dollar values of the unexercised options shown in the fifth column from the left above are based upon the difference between $32.85, which was the value of the Common Stock as of January 3, 2005, based on a replication by management of the annual valuation analysis referred to in the immediately preceding sentence, and the per share exercise price of the options. Prior to February 14, 2005, on which date the Company’s shares began trading on the Nasdaq Stock Market, there was no active trading market for the Common Stock and the Board of Directors received periodic advice from an outside financial advisor regarding the fair market value of the Common Stock for purposes of the Company’s equity compensation and dividend reinvestment plans.

Audit Committee Report

                The Audit Committee of the Company’s Board of Directors (the “Audit Committee”) is composed of five independent directors and operates under a written charter adopted by the Board of Directors. A copy of the Audit Committee’s Charter can be found on the Company’s website (www.ebtc.com). The Audit Committee reviews and reassesses the adequacy of the Audit Committee charter on an annual basis. The Board of Directors has determined that Nickolas Stavropoulos, who is one of these five independent directors, qualifies to serve as the Company’s Audit Committee Financial Expert (as such term is defined under applicable SEC rules). The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accounting firm, which reports directly to the Audit Committee.

                In determining the independence of the Audit Committee members, the Board of Directors has used, as required for a company with shares listed on the Nasdaq National Market, the definition of independence contained in Section 4350(d)(2)(A) of the NASD listing standards and has applied this definition consistently to all members of the Audit Committee.

                Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for assessing management’s evaluation of the company’s internal controls and procedures for financial reporting and for issuing reports there on. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee’s responsibilities also include resolving any disagreements that may arise between management and the Company’s independent registered public accounting firm regarding financial reporting and establishing procedures for the receipt, retention and treatment of any complaints that may be received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of any concerns that may arise regarding questionable accounting or auditing matters.

                The Audit Committee has met and held discussions with management and the Company’s independent registered public accounting firm. Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

                The Company’s independent registered public accounting firm has also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has discussed with the Company’s independent registered public accounting firm that firm’s independence.

                Based upon the Audit Committee’s discussions with management and the Company’s independent registered public accounting firm, and the Audit Committee’s review of the representation of management and the reports of the Company’s independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 as filed with the SEC.

Nickolas Stavropoulos (Chairperson)

Kathleen M. Bradley

Carole A Cowan

Lucy A. Flynn

John P. Harrington

Compensation/Personnel Committee Report on Executive Compensation

Introduction

                The Compensation/Personnel Committee of the Board of Directors (the “Compensation Committee”) is comprised entirely of non-employee, independent members of the Board of Directors. It is the responsibility of the Compensation Committee to review the performance and set the compensation of the Company’s chief executive officer, and to review and approve all compensation arrangements for the Company’s remaining executive officers, including annual base salary, the annual incentive opportunity level, the long-term incentive opportunity level, any employment or severance agreements, and any special or supplemental retirement benefits. All actions by the Compensation Committee are reported to, and considered for ratification by, the full Board of Directors. A copy of the Compensation/Personnel Committee’s Charter can be found on the Company’s website (www.ebtc.com).

                During 2004, the Board of Directors did not modify or reject any proposed action or recommendation presented by the Compensation Committee.

Key Principles

                The Compensation Committee has adopted the following principles to use for guidance in setting executive compensation:

                Pay Competitively

                The Compensation Committee maintains a philosophy that total annual compensation should be competitive relative to that found in other commercial banking organizations of comparable asset size and performance. The Compensation Committee believes that this is necessary to attract, motivate and retain highly qualified executives, who in turn are essential to the Company’s achieving the financial goals set by the Board of Directors and sustaining long-term value for shareholders.

                Consistent with this philosophy, the Compensation Committee obtains information regarding compensation levels in the Company’s industry through various sources, including compensation surveys conducted by banking industry associations and independent compensation consultants.

                The Compensation Committee generally attempts to set total attainable compensation at or above the midpoint range of peer compensation (subject to individual and Company financial performance).

                Tie Incentive Compensation to Company Financial Performance

                The Committee supports a “pay for performance” philosophy, which is intended to enhance long-term shareholder value. Total incentive compensation paid to the Company’s executive officers is calculated using incentive models. Through the use of incentive models, the compensation structure for employees in management positions includes a “risk/reward” component. The Compensation Committee believes that when performance targets are achieved, total compensation earned by executive officers will reach a level competitive with the total compensation paid to executive officers with similar responsibilities at other comparable commercial banking organizations. All employees, including executive officers, are eligible to receive an annual incentive bonus based upon the attainment of various predetermined financial performance goals. This plan is referred to in this summary as the “stakeholder plan” and is based upon a methodology provided to the Company by an independent, outside consultant. In addition to their inclusion in the stakeholder plan, the Company’s executive officers, including Messrs. Duncan, Main, Gilman, Clancy and Marcotte, are eligible to receive an additional annual incentive bonus based solely upon the attainment of predetermined net income levels. This additional bonus plan is referred to in this summary as the “supplemental plan”.

                Grant Stock Options

                The Committee aligns the interests of the Company’s executives with the long-term interests of stockholders through the granting of stock options at fair market value. Stock options were granted in January 2004 as detailed in the section titled “Option Grants in Last Fiscal Year”.

                Supplemental Retirement Benefit

                The Bank maintains a supplemental retirement plan for each of Messrs. Duncan, Main, and Gilman. Subject to vesting provisions, each plan provides for annual cash payments to be paid to the executive for 20 years following the date of the executive’s defined retirement age. Assuming that each executive is fully vested under his plan at the time of retirement, the Bank will be obligated to pay the following amounts under these plans: $149,500 per year for Mr. Duncan; $95,300 per year for Mr. Main; and $31,000 per year for Mr. Gilman.

                Other

                In addition to their participation in the Company’s general employee benefits plan, the Company also provides company owned vehicles for the use of Messrs. Duncan, Main and Clancy and the Company pays dues related to a club membership for Mr. Duncan and Mr. Main. The total of these benefits for 2004, which are not listed in the Summary Compensation Table at page ten, were $7,032 for Mr. Duncan, $8,535 for Mr. Main and $4,087 for Mr. Clancy.

                In summary, executive compensation is composed of base salary, annual incentive cash bonuses, long term equity compensation in the form of stock options and, for certain members of senior management, supplemental retirement benefits and other immaterial benefits.

2004 Executive Compensation Program

Executive Officers

                In determining total 2004 compensation (including base salary, supplemental retirement benefits, incentive cash bonus and stock option grants), the Compensation Committee reviewed compensation data for other commercial banking organizations of similar size, which are located in similar markets or otherwise in areas in which the Company competes for talent. Specific bank officers are “matched” as closely as possible with officers from the other commercial banking organizations with similar functional responsibilities.

Executive officers did not receive an incentive cash bonus for 2004 due mainly to the Company’s realizing net income growth of 8% in 2004, as compared to 10% in 2003.

Chief Executive Officer

                At the beginning of the year, the Compensation Committee set Mr. Duncan’s total compensation plan for 2004. Mr. Duncan’s 2004 total compensation is comprised of base salary, annual incentive cash bonus, stock option grants and a supplemental retirement benefit. Mr. Duncan did not receive an incentive cash bonus for 2004, and received an incentive bonus of $70,223 in 2003. The reduction for 2004 was directly related to the Company’s realizing net income growth of 8% in 2004, as compared to 10% in 2003.

Closing

                The Compensation Committee believes that the Executive Compensation Program for 2004 successfully linked executive compensation to the Company’s financial performance. This report has been submitted by the Compensation Committee:

James F. Conway III (Chairperson)

John R. Clementi

Carole A. Cowan

Eric W. Hanson

Arnold S. Lerner

Director Nominations and Shareholder Communications

                Proposed director nominees are recommended to the Board of Directors for its approval by the Company’s Corporate Governance/Nominating Committee (“CGNC”), which was established in 2003. The CGNC is comprised of six independent directors. In determining the independence of the CGNC members, the Board of Directors has used the definition of independence contained in Rule 4200 (a)(15) of the NASD’s listing standards and has applied this definition consistently to all members of the CGNC.

                A copy of the CGNC’s Charter and the Company’s Corporate Governance Guidelines can be found on the Company’s website (www.ebtc.com). The Charter and Guidelines outline director qualifications, appointment to and removal from the Board of Directors and its various committees, structure and operations of the Board of Directors and its various committees and the CGNC’s reporting function to the Board of Directors.

                The CGNC has reviewed, refined and formalized criteria for the selection of new directors to the Board of Directors. These criteria include independence, experience relevant to the needs of the Company, leadership qualities and the ability to represent the broad interests of shareholders. In selecting new directors, consideration is given to both the personal qualities and abilities of individual candidates and the collective skills and aptitudes of the Board of Directors as a whole.

                Nominees for election to the Board of Directors may be identified and submitted to the CGNC for its consideration by directors, shareholders and/or management. The CGNC maintains a policy of considering nominees submitted by shareholders, provided that such shareholder nominees are submitted in accordance with the applicable requirements contained in the Company’s by-laws. The CGNC may also retain a professional search firm to assist with the identification of qualified candidates, although no such outside assistance has been retained with respect to any existing directors or current nominees.

                The Chairman of the CGNC and the Chairman of the Board of Directors shall extend an invitation to join the Board of Directors, subject to election by the Company’s shareholders, to those nominees who are recommended by the CGNC and approved by the Board of Directors. The Board of Directors also retains the right, as outlined in the Company’s by-laws, to appoint directors as needed throughout the year.

                Directors are required to attend the Company’s annual meeting. Absences will be allowed for serious personal or business obligations that cannot be re-scheduled. All of the Company’s directors, excluding Mr. Spinelli, attended the 2004 annual meeting.

                Shareholders may submit nominations for candidates for election to the Board of Directors in accordance with the applicable requirements contained in the Company’s by-laws to the attention of the Company’s Clerk at the Company’s principal office located at 222 Merrimack Street, Lowell, Massachusetts 01852. Shareholders may also communicate directly with members of the Board of Directors by sending such communications to a specified director or group of directors or to the Board of Directors in its entirety, addressed c/o the Clerk of the Company at the Company’s principal office at the foregoing address.

Compensation/Personnel Committee Interlocks and Insider Participation

                As described in further detail below, under the heading “Transactions with Certain Related Persons”, the members of the Compensation/Personnel Committee, as well as businesses and other entities with which they may be affiliated, are customers of the Bank and/or have entered into loan transactions with the Bank in the ordinary course of business.

Comparative Performance Graph

                Under applicable rules of the SEC, the Company is required to present a chart comparing the cumulative total return (which assumes the reinvestment of all dividends) on the Common Stock with the cumulative total return of (i) a broad based equity market index and (ii) a published industry index or peer group. The following graph shows the changes over the five-year period ended on December 31, 2004 in the value of $100 invested in (i) the Common Stock, (ii) the Standard & Poors 500 Index and (iii) the NASDAQ Bank Index. As of December 31, 2004, there was no active trading market for the Common Stock, although shares were traded periodically on a privately negotiated basis. As of February 14, 2005, the Company’s shares began trading on the Nasdaq National Market under the trading symbol “EBTC”. The increase in the value of the Common Stock over the five-year period shown on the following performance graph is based on the actual prices known to the Company at which shares of the Common Stock were traded as of the most recent date prior to December 31 of each of the years shown. The most recent trade between two private, unaffiliated parties involving the Common Stock prior to December 31, 2004, of which the Company is aware, was completed at a price of $32.00 per share. For purposes of the graph, the reinvestment of dividends paid since the inception of the Company’s dividend reinvestment plan is based upon the annual valuation analysis of the Common Stock that has been undertaken pursuant to the plan in connection with the Company’s payment of such dividends; for dividends paid prior to inception of the plan, the reinvestment is based upon the actual prices known to the Company at which shares of the Common Stock were traded as of the most recent date prior to the Company’s payment of such dividends.

Transactions with Certain Related Persons

                The Bank leases its headquarters and certain other space for operations from realty trusts, the beneficiaries of which include various Directors of the Company. The leases between the Bank and each of these trusts were reviewed and approved by a committee of independent Directors who had no financial or other interest in any of the trusts. The Board of Directors believes that the terms of each of these leases, including lease rates, are substantially similar to such terms as would be included in comparable lease transactions entered into at the time of such leases with persons who are not affiliated with the Bank.

                Certain Directors and executive officers of the Company are also customers of the Bank and have entered into loan, trust and brokerage and deposit transactions with the Bank in the ordinary course of business. In addition, certain Directors are also directors, trustees, officers or stockholders of corporations and non-profit entities or members of partnerships that are customers of the Bank and that enter into loan and other transactions with the Bank in the ordinary course of business. Such loan transactions with Directors and executive officers of the Bank and with such corporations, non-profit entities and partnerships are on such terms, including interest rates, repayment terms and collateral, as those prevailing at the time for comparable transactions with persons who are not affiliated with the Bank and do not involve more than a normal risk of collectibility or present other features unfavorable to the Bank.

SECURITIES OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

                The following table sets forth stock ownership information with respect to Directors, Named Executive Officers, all Directors and executive officers as a group and all other persons known to the Company who are the beneficial owners of more than 5% of the Common Stock. All such information is as of March 15, 2005. This information includes the total number of shares of the Common Stock known by the Company to be beneficially owned by each such person and group and the percentage of the Common Stock each such person and group beneficially owns. All shares are owned of record and beneficially, and each person and group identified has sole voting and investment power with respect to such shares, except as otherwise noted.

	Shares of Common Stock	Percent of Total
	Beneficially Owned (1)(2)	Common Stock
Directors

Kenneth S. Ansin (3)	52,046	1.41%

Walter L. Armstrong (4)	76,406	2.07%

Gerald G. Bousquet	18,085	*

Kathleen M. Bradley	13,428	*

John P. Clancy, Jr. (5)	25,803	*

John R. Clementi (6)	17,417	*

James F. Conway, III (7)	5,017	*

Carole A. Cowan	1,008	*

Nancy L. Donahue (8)	18,773	*

George L. Duncan (9)	226,814	6.14%
710 Andover Street
Lowell, MA 01852

Lucy A. Flynn (10)	4,018	*

Eric W. Hanson (11)	208,915	5.66%
Three Boardwalk
Chelmsford, MA 01824

John P. Harrington (12)	3,837	*

Arnold S. Lerner (13)	257,884	6.99%
155 Pine Hill Road
Hollis, NH 03049

Richard W. Main (14)	113,869	3.08%

Charles P. Sarantos (15)	26,643	*

Michael A. Spinelli (16)	139,068	3.77%

Nickolas Stavropoulos	665	*

Other Named Executive Officers

Robert R. Gilman (17)	26,000	*

James A. Marcotte	750	*

All Directors and Executive	1,257,541	34.07%
Officers as a Group (21 Persons)

Other 5% Stockholders

Ronald M. Ansin	345,752	9.37%
132 Littleton Road
Harvard, MA 01451

*	Named individual beneficially owns less than 1% of total Common Stock.

(1)	The information as to the Common Stock beneficially owned has been furnished by each such stockholder. All persons have sole voting and investment power over the shares, unless otherwise indicated.

(2)

Includes shares subject to options exercisable within sixty days as follows: Mr. Ansin, 1,160; Mr. Bousquet, 1,160; Ms. Bradley, 1,160; Mr. Clancy, 12,875; Mr. Clementi, 1,160; Mr. Conway, 1,160; Ms. Donahue, 1,160; Mr. Duncan, 70,500; Mr. Hanson, 1,160; Mr. Harrington, 1,160; Mr. Lerner, 1,160; Mr. Main, 14,750; Mr. Sarantos, 1,160; Mr. Spinelli, 1,160; Mr. Gilman, 8,500; Mr. Marcotte, 750; Mr. Irish, 11,500; and all Directors and named executive officers as a group, 131,635.

(3)	Includes 20,166 shares owned jointly with Mr. Ansin’s wife, 1,000 shares owned by Mr. Ansin’s children and 1,000 shares for which Mr. Ansin is the trustee.

(4)	Includes 65,316 shares owned jointly with Mr. Armstrong’s wife.

(5)	Includes 2,658 shares owned by Mr. Clancy’s children and 10,270 shares owned jointly with Mr. Clancy’s wife.

(6)	Includes 4,441 shares held by Mr. Clementi through a trust.

(7)	Includes 2,981 shares owned jointly with Mr. Conway’s wife.

(8)	Includes 5,000 shares for which Ms. Donahue’s husband is the trustee.

(9)	Includes 1,108 shares owned jointly with Mr. Duncan’s adult children, 7,153 shares owned by Mr. Duncan’s wife and 8,870 shares owned jointly by Mr. Duncan’s wife and his adult children.

(10)	Includes 2,000 shares owned by Ms. Flynn’s husband.

(11)	Includes 128,710 shares owned jointly with Mr. Hanson’s wife.

(12)	Includes 540 shares owned jointly with Mr. Harrington’s wife.

(13)	Includes 109,323 shares owned by a trust and controlled by Mr. Lerner in his capacity as trustee, and 147,401 shares owned by a trust and controlled by Mr. Lerner’s wife in her capacity as trustee.

(14)	Includes 41,059 shares held by Mr. Main through a trust, and 39,000 shares owned jointly with Mr. Main’s wife.

(15)

Includes 5,540 shares held by Mr. Sarantos through a trust, 10,026 shares owned jointly with Mr. Sarantos’ wife, 2,095 shares owned jointly by Mr. Sarantos’ wife and daughter and 1,541 shares owned by Mr. Sarantos’ wife as trustee.

(16)	Includes 135,814 shares held by Mr. Spinelli through a trust.

(17)	Includes 17,500 shares owned jointly with Mr. Gilman’s wife.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

                The Audit Committee has appointed KPMG LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2005.

                The Company is not required to submit the ratification of the Audit Committee’s appointment of KPMG LLP as the Company’s independent registered public accounting firm to a vote of stockholders. In the event a majority of the votes cast are against the appointment of KPMG LLP, the Audit Committee may consider the vote and the reasons therefor in future decisions on its appointment of the Company’s independent registered public accounting firm.

                Representatives of KPMG LLP are expected to attend the annual meeting at which time they will have an opportunity to make a statement if they wish to do so and will be available to answer any appropriate questions from stockholders.

                Audit Fees

                The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company’s annual consolidated financial statements for the year ended December 31, 2004 and the review of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q as filed with the SEC during the year ended December 31, 2004 were $280,000. The same fees for the year ended December 31, 2003 were $137,000. The increase was primarily due to internal control testing required by Section 404 of the Sarbanes-Oxley Act in 2004.

                Audit-Related Fees

                In addition to the audit fees billed by KPMG LLP, as referred to above, the aggregate fees billed to the Company for audit-related fees for the years ended December 31, 2004 and December 31, 2003 were $27,252 and $34,000, respectively. Fees paid in 2004 and 2003 were related to audits of the Company’s 401(k) plan.

                Tax Fees

                The Company paid $16,500 in 2004 and $24,798 in 2003 to KPMG LLP for tax preparation services performed in each of these two years.

                All Other Fees

                No other fees were paid to KPMG LLP in 2004 or 2003.

                The Audit Committee must approve in advance any audit or permissible non-audit engagement or relationship between the Company and its independent registered public accounting firm. The Audit Committee has delegated to its chairman this approval authority, subject to the requirement that the chairman report the terms of any such engagement or relationship to the full Audit Committee at its next regularly scheduled meeting. All of the services described above, including those described under the headings, “Audit-Related Fees” and “Tax Fees”, were provided in conformance with such pre-approval requirements. The Audit Committee has determined that providing the services described above under the headings, “Audit-Related Fees” and “Tax Fees”, is compatible with maintaining the independence of KPMG LLP.

Recommendation of Directors

                The Board of Directors recommends that the stockholders vote FOR the ratification of the Audit Committee’s appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2005.

STOCKHOLDER PROPOSALS

                Under applicable rules of the SEC, proposals of stockholders of the Company intended to be presented at the Company’s 2006 annual meeting of stockholders must be received by the Company no later than November 25, 2005 to be included in the Company’s proxy statement and form of proxy relating to that meeting. If the 2006 annual meeting of stockholders is advanced or delayed by more than 30 days from the date of the Annual Meeting, the date by which stockholder proposals to be presented at the 2006 meeting must be received by the Company to be included in the Company’s proxy statement and form of proxy relating to that meeting will change from the date indicated in the preceding sentence. If this occurs, the Company will inform stockholders of such change by including a notice to such effect in its earliest possible quarterly report on Form 10-Q as filed by the Company with the SEC.

                In addition to the foregoing SEC rules, pursuant to the Company’s articles of organization and by-laws, any stockholder wishing to have any Director nomination or stockholder proposal considered at the Annual Meeting (although not otherwise included in this Proxy Statement) must provide written notice of such nomination or proposal to the Clerk of the Company in accordance with the requirements of the articles of organization and by-laws of the Company at its principal executive offices by no later than April 4, 2005.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                Section 16(a) of the Exchange Act requires that the Company’s Directors and executive officers and any other persons who own more than 10% of the outstanding shares of the Common Stock file with the SEC initial reports of ownership and subsequent reports of changes of ownership with respect to their beneficial ownership of the Common Stock. Such persons are required by SEC regulations to furnish the Company with copies of all such Section 16(a) reports that they may be required to file. Each of the following Directors received a stock award in lieu of cash fees on December 31, 2003, for which a report on Form 4 was filed after the required filing date of January 5, 2004:  Ms. Bradley, Ms. Donahue, Ms. Flynn, and Messrs. Ansin, Bousquet, Clementi, Conway, Hanson, Harrington, Lerner, Sarantos, and Spinelli. Each of the following executive officers received a stock option grant on January 2, 2004, for which a report on Form 4 was filed after the required filing date of January 6, 2004:  Messrs. Duncan, Main, Clancy, Gilman, Irish, and Marcotte.

                All of these late filings were previously disclosed in the Company’s proxy statement for its 2004 annual meeting of shareholders. To the Company’s knowledge, all other reports under Section 16(a) of the Exchange Act that any of its Directors or executive officers has been required to file during the year ended December 31, 2004, have been filed on a timely basis.

OTHER MATTERS

                Shares represented by proxies in the enclosed form will be voted as stockholders direct. Properly executed proxies that contain no directions to the contrary will be voted (1) FOR the election of the six nominees to serve as Directors of the Company and (2) FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005. At the time of preparation of this Proxy Statement, the Board of Directors knows of no other matters to be presented for action at the Annual Meeting. As stated in the accompanying proxy card, if any other business should properly come before the Annual Meeting, the proxies named therein have discretionary authority to vote the shares according to their best judgment.

ANNUAL REPORT ON FORM 10-K

                The Company’s Annual Report on Form 10-K (without exhibits) is included with the Company’s Annual Report to Stockholders, and is being furnished to shareholders of record together with this Proxy Statement. Requests for additional copies may be directed to: Enterprise Bancorp, Inc., 222 Merrimack Street, Lowell, Massachusetts 01852, Attention: Michael A Spinelli, Clerk.

ADDITIONAL COPIES OF ANNUAL REPORT AND PROXY STATEMENT

AVAILABLE TO SHAREHOLDERS SHARING COMMON MAILING ADDRESS

                Two or more shareholders of record who share a common mailing address may receive one Annual Report to Stockholders and one copy of this Proxy Statement, together with a separate proxy card for each such shareholder, in a single package addressed to such shareholders. Any shareholder of record who shares a common mailing address with one or more other shareholders of record, where such shareholders receive a single Annual Report to Stockholders and Proxy Statement as provided herein, may request a separate Annual Report to Stockholders and Proxy Statement either by directing such request in writing to the Clerk of the Company at the address given in the preceding paragraph or by making such request by phone, directed to Jim Marcotte at (978) 656-5614.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY WITHDRAW ANY PROXY GIVEN BY YOU AND VOTE YOUR SHARES IN PERSON.

March 24, 2005

[3799 - ENTERPRISE BANCORP, INC.] [FILE NAME: ZEBC42.ELX] [VERSION - (1)] [01/20/05] [orig. 01/20/05]

DETACH HERE	ZEBC42

PROXY

ENTERPRISE BANCORP, INC.

This proxy is solicited on behalf of the Board of Directors of Enterprise Bancorp, Inc. The Board of Directors recommends a vote FOR Proposals 1 and 2. This proxy, when properly executed on the reverse side, will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy, if otherwise properly executed, will be voted FOR Proposals 1 and 2.

The undersigned, a stockholder of Enterprise Bancorp, Inc. (the “Company”), revoking all prior proxies, hereby appoint(s) Richard W. Main and Arnold S. Lerner, and each of them with full power of substitution, the attorneys, agents and proxies of the undersigned to represent and vote all shares of stock of the Company which the undersigned would be entitled to vote if personally present at the annual meeting of stockholders of the Company and any adjournments or postponements thereof, to be held at the American Textile Museum, 491 Dutton Street, Lowell, Massachusetts, on Tuesday, May 3, 2005, at 4:00 P.M. as specified herein as to each of the proposals.

ENTERPRISE BANCORP, INC.

C/O EQUISERVE TRUST COMPANY, N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

[3799 - ENTERPRISE BANCORP, INC.] [FILE NAME: ZEBC41.ELX] [VERSION - (3)] [03/15/05] [orig. 01/20/05]

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZEBC41

☒	Please mark votes as in this example.	3799

This Proxy is solicited on behalf of the Board of Directors of Enterprise Bancorp, Inc. The Board of Directors recommends a vote FOR Proposals 1 and 2. This proxy, when properly executed, will be voted in the manner directed herein by the  undersigned. If no direction is given, this proxy, if otherwise properly executed, will be voted FOR Proposals 1 and 2.

1.	Election of Directors.
	Nominees:	(01) Kenneth S. Ansin, (02) John R. Clementi,							FOR	AGAINST	ABSTAIN
		(03) Carole A. Cowan, (04) Eric W. Hanson, (05) Arnold S. Lerner and (06) Richard W. Main					2.	Ratification of appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005.	☐	☐	☐

			FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

		☐	______________________________________ FOR ALL NOMINEES except as noted on the line above (Write name(s) of nominee(s) in the space provided above)

By execution and delivery of this proxy, the undersigned acknowledge(s) and agree(s) that the proxies named herein are  authorized to vote, in their discretion and in accordance with their best judgment, upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

							I plan to attend the Meeting.			☐

							Mark here for address change. Please note address change to the left.			☐

Please date and sign exactly as name appears herein and return in the enclosed envelope. When shares are held by joint owners, both should sign. Executors, administrators, trustees and others signing in a representative capacity should give their full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature:	Date:	Signature:	Date: